Exhibit 24

    LIMITED POWER OF ATTORNEY

    The undersigned hereby appoints each of Marni Morgan Poe and Michael James, signing singly, as her attorney-in-fact to act for her and in her name solely to do all or any of the following:

    1. To prepare, execute and file in the undersigned's name and on the undersigned's behalf with the Securities and Exchange Commission any and all statements regarding her beneficial ownership of securities of Cott Corporation
(including acquisitions or dispositions thereof) in her capacity as a director of Cott Corporation filed pursuant to Section 16(a) of the Securities Exchange
Act of 1934 and Form 144 pursuant to Rule 144 under the Securities Act of 1933, as amended ("Rule 144");

    2. To prepare, execute and file in the undersigned's name and on the undersigned's behalf all Canadian Insider Reports and other SEDI filings regarding her beneficial ownership of securities of Cott Corporation (including acquisitions or dispositions thereof) in her capacity as a director of Cott
Corporation; and

    3. To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

    Neither Marni Morgan Poe nor Michael James shall incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Cott Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, Rule 144, or applicable Canadian securities laws.

    Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a)
of the Securities Exchange Act of 1934, Rule 144, or applicable Canadian securities laws with respect to the undersigned's beneficial ownership of and transactions in securities of Cott Corporation, unless earlier revoked. This
Power of Attorney shall terminate with respect to the attorneys-in-fact upon receipt by Marni Morgan Poe or Michael James, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney. The undersigned shall have the right to revoke this Power of Attorney at any time.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this
5th day of November, 2018.

                         /s/ Britta Bomhard
                         Name: Britta Bomhard